Exhibit 99.2

NEWS BULLETIN                           RE:      CRDENTIA CORP.
   FROM:                                         14114 DALLAS PARKWAY,
FINANCIAL                                        SUITE 600
RELATIONS BOARD                                  DALLAS, TX 75254
                                                 OTCBB: CRDE
================================================================================

For Further Information:

  AT THE COMPANY:                          AT FINANCIAL RELATIONS BOARD:
  James D. Durham      Pamela Atherton     Lasse Glassen
  Chairman and CEO     President           310-854-8313
  972-850-0780         972-850-0780        lglassen@financialrelationsboard.com

================================================================================

FOR IMMEDIATE RELEASE
MARCH 30, 2005

             CRDENTIA TO ACQUIRE HEALTH INDUSTRY PROFESSIONALS, LLC

DALLAS - MARCH 30, 2005 - CRDENTIA CORP. (OTCBB: CRDE), a leading U.S. provider of healthcare staffing services, today announced that it has acquired Health Industry Professionals, LLC, a provider of per diem nursing services throughout the Detroit metropolitan area. Terms of the transaction were not released.

Founded in 1997, Health Industry Professionals has a strong existing client base with major hospitals in the region and several local Fortune 500 companies where it provides staffing for on-site private medical clinics. In addition to per diem nursing services, the Company also offers hourly and private duty home care services. Health Industry Professionals has a database of approximately 900 healthcare professionals and will continue to operate under the direction of co-founders Matthew Cahillane and C. Michael Emery, who have joined Crdentia's senior management team.

"I am very pleased to announce Crdentia's acquisition of Health Industry Professionals," said Crdentia's Chairman and Chief Executive Officer James D. Durham. "Health Industry Professionals is a well-run company with a strong local reputation and an impressive customer base--all qualities we look for in potential acquisition targets. As part of the Crdentia team, I believe we can take Health Industry Professionals to the next level of growth while further establishing the Crdentia footprint in a major metropolitan market."

In a joint statement, Health Industry Professionals co-founders Matthew Cahillane and C. Michael Emery commented, "We are strong believers in Crdentia's multidimensional approach to healthcare staffing services and feel that the Health Industry Professionals brand will flourish as part of Crdentia. With access to Crdentia's staffing resources and industry expertise, we are very excited about the opportunity to expand our market leading position."

Commenting on the acquisition, Crdentia's President Pamela Atherton stated, "Like many major cities across the country, Detroit is experiencing a severe shortage of qualified healthcare workers resulting in a significant number of unfilled staffing requests. We will look to augment Health Industry Professional's strong per diem staffing services and local market acumen with Crdentia's travel nurses to accelerate our growth prospects."


                                    - more -

                  Financial Relations Board serves as financial
                      relations counsel to this company, is
                        acting on the company's behalf in
                       issuing this bulletin and receiving
                             compensation therefor.

                The information contained herein is furnished for
                     information purposes only and is not to
                     be construed as an offer to buy or sell
                                   securities.

Health Industry Professionals represents one of two acquisitions recently announced by Crdentia in 2005 focusing on healthcare staffing services. Founded in August 2002, Crdentia successfully integrated four acquisitions in 2003 along with two acquisitions in 2004. Crdentia currently ranks among the 10 largest healthcare staffing providers in the U.S. market.

ABOUT CRDENTIA CORP.

Crdentia Corp. is one of the nation's leading providers of healthcare staffing services. Crdentia seeks to capitalize on an opportunity that currently exists in the healthcare industry by targeting the critical nursing shortage issue. There are many small, private companies that are addressing the rapidly expanding needs of the healthcare industry. Unfortunately, due to their relatively small capitalization, they are unable to maximize their potential, obtain outside capital or expand. By consolidating well-run small private companies into a larger public entity, Crdentia intends to facilitate access to capital, the acquisition of technology, and expanded distribution that, in turn, drive internal growth. For more information, visit www.crdentia.com.

FORWARD LOOKING STATEMENTS

Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in "Risk Factors" in the Company's Forms 10-KSB, Forms 10-QSB, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, a limited operating history with no earnings; reliance on the Company's management team, members of which have other business interests; the ability to successfully implement the Company's business plan; the ability to continue as a going concern; the ability to fund the Company's business and acquisition strategy; the growth of the temporary healthcare professional staffing business; difficulty in managing operations of acquired businesses; uncertainty in government regulation of the healthcare industry; and the limited public market for the Company's common stock. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

                                      # # #